Exhibit 99.1

AxoGen, Inc. Appoints Amy Wendell to Board of Directors

Former Covidien Senior Executive Brings More Than 30 Years of Experience to AxoGen Board

ALACHUA, FL – September 19, 2016 – AxoGen, Inc. (NASDAQ: AXGN), a global leader in innovative surgical solutions for peripheral nerve injuries, today announced the election of Amy Wendell to its Board of Directors effective September 16, 2016.  Ms. Wendell was also appointed to the Company’s Compensation and Governance Committees.

“Amy brings a wealth of proven healthcare experience in market and technology development as well as operating leadership,” commented Karen Zaderej, President and Chief Executive Officer.  “I am delighted Amy is joining the AxoGen Board of Directors and look forward to her partnership as we continue to develop the peripheral nerve repair market and AxoGen products become the preeminent choice of surgeons.”

Most recently, Amy Wendell served as Covidien’s Senior Vice President of Strategy and Business Development where she led the company’s strategic planning and portfolio management functions, including licensing, distribution and market intelligence.  Ms. Wendell joined Covidien, formerly known as Tyco Healthcare/Kendall, in 1986 and she held roles of increasing responsibility up through its acquisition by Medtronic (NYSE: MDT) in January 2015.  Since 2015, Ms. Wendell has been a Senior Advisor for McKinsey’s Strategy and Corporate Finance Practice and also serves as a member of McKinsey's Transactions Advisory Board.  Since January 2016, Ms. Wendell has also been a Senior Advisor for Perella Weinberg Partners’ Healthcare Investment Banking Practice.    Ms. Wendell is also a member of the board of directors of Ekso Bionics (NASDAQ: EKSO), and Por Cristo, a non-profit organization.  Ms. Wendell holds a Bachelor of Science degree in Mechanical Engineering from Lawrence Technological University and a Master of Science degree in Biomedical Engineering from the University of Illinois.

“I am honored to join the AxoGen board at such an exciting time in its history and I  look forward to contributing to the continued expansion of the business.” said Ms.  Wendell.  “AxoGen has built an impressive team and has a tremendous opportunity to drive greater awareness and improved solutions for patients faced with potentially debilitating nerve injuries.”

Ms. Wendell has been elected to the board following the resignation of Joe Mandato from the Company's board of directors, which is also effective September 16, 2016.

"On behalf of our board of directors, I want thank Joe for his 10 years of service and contributions to AxoGen," commented Ms. Zaderej. “Joe’s  guidance  - from AxoGen’s initial funding to our current position of growth - has been invaluable in helping AxoGen become a global leader in peripheral nerve repair.”

About AxoGen, Inc.

AxoGen (AXGN) is a global leader in innovative surgical solutions for peripheral nerve injuries. AxoGen’s portfolio of products includes Avance® Nerve Graft, an off-the-shelf processed human nerve allograft for bridging severed nerves without the comorbidities associated with a second surgical site, AxoGuard® Nerve Connector, a porcine submucosa extracellular matrix ("ECM") coaptation aid for tensionless repair of severed nerves, and AxoGuard® Nerve Protector, a porcine submucosa ECM product used to wrap and protect injured peripheral nerves and reinforce the nerve reconstruction while preventing soft tissue attachments. Along with these core surgical products, AxoGen also offers AxoTouchTM Two-Point Discriminator and AcroValTM Neurosensory & Motor Testing System. These evaluation and measurement tools assist healthcare professionals in detecting changes in sensation, assessing return of sensory, grip and pinch function, evaluating effective treatment interventions, and providing feedback to patients on nerve function. The AxoGen portfolio of products is available in the United States, Canada, the United Kingdom and several European and international countries.

Cautionary Statements Concerning Forward-Looking Statements

This Press Release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or predictions of future conditions, events or results based on various assumptions and management's estimates of trends and economic factors in the markets in which we are active, as well as our business plans. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "projects", "forecasts", "continue", "may", "should", "will" variations of such words and similar expressions are intended to identify such forward-looking statements. The forward-looking statements may include, without limitation, statements regarding our growth, our 2016 guidance, product development, product potential, financial performance, sales growth, product adoption, market awareness of our products, data validation, our visibility at and sponsorship of conferences and educational events. The forward-looking statements are subject to risks and uncertainties, which may cause results to differ materially from those set forth in the statements. Forward-looking statements in this release should be evaluated together with the many uncertainties that affect AxoGen's business and its market, particularly those discussed in the risk factors and cautionary statements in AxoGen's filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance, and actual results may differ materially from those projected. The forward-looking statements are representative only as of the date they are made, and, except as required by law, AxoGen assumes no responsibility to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Source:  AxoGen, Inc.

Contact:

AxoGen, Inc.

Peter J. Mariani, Chief Financial Officer

386.462.6856

InvestorRelations@AxoGenInc.com

The Trout Group – Investor Relations

Brian Korb

646.378.2923

bkorb@troutgroup.com